 Exhibit 1.01

ElectraMeccanica Vehicles Corp.

Conflict Minerals Report

For The Year Ended December 31, 2022

This Conflict Minerals Report for the year ended December 31, 2022 is submitted by ElectraMeccanica Vehicles Corp. (“ElectraMeccanica” or the “Company”) as required by Section 13(p) of, and Rule 13p-1 under, the Securities Exchange Act of 1934, as amended (the “Conflict Regulations”). The Company is not required to obtain, and has not obtained, an independent private sector audit of this Conflict Minerals Report.

1.           Company Overview

This report has been prepared by management and supply chain personnel of the Company and its manufacturing partner. The information includes the activities of all subsidiaries that are included in the Company’s consolidated financial statements.

ElectraMeccanica is primarily engaged in the business of developing and manufacturing electronic vehicles (“EVs”). ElectraMeccanica’s head office and principal address is 8057 E. Fraser Way, Burnaby, British Columbia, Canada, V5J JM8. The Company also maintains an assembly facility at 8127 E. Ray Rd., Mesa Arizona 85212.

2.            Product Overview

During 2022, the Company manufactured the SOLO, a 3-wheeled, single-occupant electric vehicle. The Company conducted an analysis of its products and determined that gold may be found in the SOLO.

3.            Due Diligence

Based on the Company’s reasonable country of origin inquiry (“RCOI”), the Company was unable to reasonably conclude that all of its conflict minerals did not originate in the Democratic Republic of the Congo or adjoining countries (“Covered Countries”) or come from recycled or scrap sources. Accordingly, we performed due diligence to determine the source and chain of custody of conflict minerals that could be present in our products. Conflict minerals are obtained from sources worldwide, and the Company does not desire to eliminate those originating in the Covered Countries. Although, the Company is committed to conflict free sourcing of minerals from its supply chain, the Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries so as not to negatively impact the economies of those countries.

Design of Due Diligence Measures

The Company’s due diligence measures were designed to conform in all materials respects with the due diligence framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements on gold (collectively, the “OECD Guidance”).

Due Diligence Measures Performed

Due diligence measures performed for reporting year 2022 consisted of the following:

•            OECD: Step 1: Establish strong company management systems

◦	A team of Company personnel from its legal, supply chain and research and development departments and its manufacturing partner with relevant expertise performed an assessment of its products and product components and the role that relevant suppliers play throughout the Company’s manufacturing and product delivery processes.

◦	The conflict minerals team oversaw all aspects of the Company’s conflict minerals processes and its diligence on conflict minerals sourcing.

•             OECD: Step 2: Identify and assess risks in the supply chain

◦	ElectraMeccanica supported ethical sourcing and made progress toward using only conflict-free minerals in its products. The Company defined the scope of its conflict minerals due diligence by identifying, contacting, and requesting relevant information from its suppliers that provided products or product components for products manufactured by the Company in 2022 that were likely to contain conflict minerals.

◦	The Company used the conflict minerals reporting template (“CMRT”) standardized by the Responsible Minerals Initiative (“RMI”). The Company required that each of its relevant suppliers provide the information included within the CMRT, which elicits information relating, among other things, to the following:

▪	whether the smelters in their supply chains source conflict minerals from a Covered Country;

▪	whether such minerals come from a recycler or scrap supplier;

▪	whether the applicable supplier requests and has received completed CMRTs from all of its sub-suppliers;

▪	whether the supplier has identified all the applicable smelters it and its sub-suppliers use to supply products or product components to ElectraMeccanica, and, if so, the identity of such smelters;

▪	whether the supplier has a policy in place that addresses responsible sourcing;

▪	whether the supplier requires its sub-suppliers to source from smelters whose due diligence practices have been validated by an independent third party audit program;

▪	whether the supplier has implemented due diligence measures for responsible sourcing; and

▪	whether the supplier reviews the due diligence information received from its suppliers, and, if so, whether this process includes corrective action management.

◦	The Company reviewed the information provided by its suppliers to determine completeness, assess reasonableness, and attempt to identify inconsistencies and inaccuracies.

•             OECD Step 3: Design and implement a strategy to respond to identified risks

◦	ElectraMeccanica supports industry initiatives to encourage a conflict-free supply chain and seeks to develop and establish supply arrangements with companies that exercise reasonable measures to ensure the products they supply to ElectraMeccanica do not support armed conflict within the Covered Countries. The Company continued to evaluate its supply chain strategy to (a) support the objective of preventing the use in Company products of conflict minerals that directly or indirectly finance or benefit armed groups (as defined in the Form SD) in the Covered Countries, (b) minimize the knowing procurement of materials that are not conflict-free (if conflict-free sources are reasonably available), and (c) further communicate to its suppliers the Company’s expectations and systems that are designed to accomplish this goal.

◦	ElectraMeccanica carefully evaluates any supply arrangements that it determines may finance or benefit armed groups through the sourcing of conflict minerals within the Covered Countries. In such instances, the Company may request the supplier to commit to devise and undertake appropriate corrective action to move to a conflict-free source, or it may consider other appropriate sources for the product.

•             OECD Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

◦	The Company does not have any direct relationships with smelters or refiners that process conflict minerals, and it does not perform or direct audits of these entities.

•             OECD Step 5: Report annually on supply chain due diligence

◦	The Company does not obtain conflict minerals directly from mines, smelters, or refiners. The Company is an indirect purchaser of conflict minerals, and its due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of the conflict minerals in its products. The Company seeks data from its direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. Thus, the Company relies on its direct material suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to the Company, including sources of conflict minerals that are supplied from lower-tier suppliers. The Company may also rely from time to time on information collected and provided by independent third-party audit programs or other sources that it deems reliable. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud. In addition, because of the Company’s location within the supply chain, its ability to verify the accuracy of information reported by suppliers is limited.

◦	The Company prepares and files a Form SD to the SEC on an annual basis. This report is made available and posted publicly on the Company’s website at https://ir.emvauto.com/filings/sec-filings/default.aspx.

4.            Results of Due Diligence

In order to understand the sources of conflict minerals used in its supply chain, ElectraMeccanica implemented a survey program capitalizing on industry standards set by the RMI. ElectraMeccanica required all suppliers of products containing conflict minerals to conduct due diligence of their supply chains down to the smelters and refiners and report the results to ElectraMeccanica on a CMRT. In this regard, ElectraMeccanica surveyed all suppliers that contributed to ElectraMeccanica’s products manufactured in 2022 and that contained conflict minerals.

A. Facilities Used to Process Conflict Minerals

ElectraMeccanica’s suppliers identified the smelters and refiners that may have been used to process the conflict minerals in our products, and such smelters and refiners are listed in Table 1. The Company’s suppliers have provided it with information at the “company” level. Declarations at the “company” level do not limit the information provided on smelters and refiners to those specific to the products that the supplier provides to the Company. Accordingly, the list of smelters and refiners in Table 1 is likely to contain more facilities than those that actually processed or refined the conflict minerals contained in the Company’s products.

B. Countries of Origin of Our Conflict Minerals

None of the Company’s suppliers provided any country of origin information. The Company is continuing to evaluate the information provided by its suppliers, and its efforts to diligence its supply chain and obtain country of origin information regarding the conflicts minerals used in its products are ongoing.

C. Efforts to Determine Mine or Location of Origin

The Company has determined that the most reasonable effort it can make to determine the mines or locations of origin of its conflict minerals to the greatest possible specificity is to seek information from its direct suppliers and ask its suppliers to make the same inquiries from their suppliers. However, none of our suppliers provided any mine or location of origin information.

5.            Steps Taken and Being Taken to Mitigate Risk and Improve Due Diligence

The Company discontinued manufacturing the SOLO in 2023. We may provide additional background and educational information to suppliers when we believe it is necessary to improve their ability to respond to the CMRT for 2023.

6.            Cautionary Statement Concerning Forward-Looking Statements

This report contains statements that constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in several different places in this report and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will” or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Forward-looking statements in this report may include, but are not limited to, statements and/or information related to: strategy, future operations; the projection of timing and delivery of products in the future; projected costs; expected production capacity; expectations regarding demand and acceptance of our products; estimated costs of machinery to equip a new production facility; trends in the market in which we operate; and the plans and objectives of management.

We have based these forward-looking statements on our current expectations about future events on information that is available as of the date of this report. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to:

•	general economic and business conditions, including changes in interest rates;
•	prices of other electric vehicles, costs associated with manufacturing electric vehicles and other economic conditions;
•	the effect of an outbreak of disease or similar public health threat, such as the COVID-19 pandemic, on the Company’s business (natural phenomena, including the current COVID-19 pandemic);
•	the impact of political unrest, natural disasters or other crises, terrorist acts, acts of war and/or military operations, and our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;
•	the ability of our information technology systems or information security systems to operate effectively;
•	actions by government authorities, including changes in government regulation;
•	uncertainties associated with legal proceedings;
•	changes in the size of the electric vehicle market;
•	future decisions by management in response to changing conditions;
•	the Company’s ability to execute prospective business plans;
•	misjudgments in the course of preparing forward-looking statements;
•	the Company’s ability to raise sufficient funds to carry out its proposed business plan;
•	the Company’s ability to successfully sell its inventory of three-wheeled single seat vehicles;

•	the Company’s plan to develop, manufacture, market and profitably sell a new four-wheeled SOLO alternative (the “Project E4” or “E4”);
•	the Company’s ability to successfully and profitably assemble contracted third-party native-EV designs using the Company’s Mesa, Arizona, facility;
•	developments in alternative technologies or improvements in the internal combustion engine;
•	inability to keep up with advances in electric vehicle and battery technology;
•	inability to design, develop, market, and sell new electric vehicles and services that address additional market opportunities to generate revenue and positive cash flows;
•	dependency on certain key personnel and any inability to retain and attract qualified personnel;
•	inexperience in mass-producing electric vehicles;
•	inability to succeed in establishing, maintaining, and strengthening the ElectraMeccanica brand;
•	disruption of supply or shortage of raw materials;
•	the unavailability, reduction or elimination of government and economic incentives;
•	failure to manage future growth effectively; and
•	the other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K and in other filings we make with the SEC.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There is no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. These cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our Company or persons acting on our Company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this report and other documents that the Company may file from time to time with the securities regulators.

Table 1

Subject Mineral	Smelter Name	Country Location of Smelter

Gold	8853 S.p.A.	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Agosi AG	GERMANY
Gold	AGR (Perth Mint Australia)	AUSTRALIA
Gold	AGR Mathey	AUSTRALIA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	AKITA Seiren	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN
Gold	AngloGold Ashanti Brazil	BRAZIL
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
Gold	ANZ (Perth Mint 4N)	AUSTRALIA
Gold	ANZ Bank	AUSTRALIA
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	ATAkulche	TURKEY
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Aurubis AG	GERMANY
Gold	BALORE REFINERSGA	INDIA
Gold	Bangalore Refinery	INDIA
Gold	Bangalore Refinery Pvt Ltd	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR	CANADA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux SA	SWITZERLAND
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES

Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA
Gold	Chemmanur Gold Refinery	INDIA
Gold	Chimet S.p.A.	ITALY
Gold	China Henan Zhongyuan Gold Smelter	CHINA
Gold	China's Shandong Gold Mining Co., Ltd	CHINA
Gold	Chugai Mining	JAPAN
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DEGUSSA	GERMANY
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Dongwu Gold Group	CHINA
Gold	Dosung metal	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	Dowa Kogyo k.k.	JAPAN
Gold	Dowa Metalmine Co. Ltd	JAPAN
Gold	Dowa Metals & Mining Co. Ltd	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Ekaterinburg	RUSSIAN FEDERATION
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	RUSSIAN FEDERATION
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Fujhara Refinery	UNITED ARAB EMIRATES
Gold	Fujian Zijin mining stock company gold smelter	CHINA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Mining in Shandong (Laizhou) Limited Company	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co. LTD.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Gaoyao Co	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Zhongyuan Gold Refinery Co., Ltd.	CHINA

Gold	Henan Zhongyuan Gold Smelter of Zhongjin Gold Co. Ltd.	CHINA
Gold	Henan Zhongyuan Gold Smelter of Zhongjin Gold Corporation Limited	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Industry Co. Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Hunan Yu Teng Non-Ferrous Metals Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint	JAPAN
Gold	JCC	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Canada	CANADA
Gold	Johnson Matthey Inc.	UNITED STATES OF AMERICA
Gold	Johnson Matthey Inc. (USA)	UNITED STATES OF AMERICA
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz S.A.	POLAND
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kojima Kagaku Yakuhin Co., Ltd	JAPAN
Gold	Kombinat Gorniczo Hutniczy Miedz Polska Miedz S.A.	POLAND
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kosak Seiren	JAPAN
Gold	KUC	UNITED STATES OF AMERICA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	La Caridad	MEXICO
Gold	LAIZHOU SHANDONG	CHINA
Gold	L'azurde Company For Jewelry	SAUDI ARABIA

Gold	LinBao Gold Mining	CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Smelting	CHINA
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN